As filed with the Securities and Exchange Commission on May 6, 2014

Registration No. 333-186815

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCORPIO TANKERS INC.

(Exact name of Registrant as specified in its charter)

The Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9, Boulevard Charles III Monaco 98000 +377-9798-5716	Seward & Kissel LLP Attention: Larry Rutkowski, Esq. Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Larry Rutkowski, Esq.

Edward S. Horton, Esq.

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

(212) 574-1200 (telephone number)

(212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (333-186815) is being filed solely for the purpose of filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the existing prospectus that already forms a part of the Registration Statement. Accordingly, such existing prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 9. Exhibits

Exhibit Index

Number	Description

1.1	Form of Underwriting Agreement (for equity securities) (1)

1.2	Form of Underwriting Agreement (for debt securities) (1)

4.1	Form of Common Share Certificate (2)

4.2	Form of Preferred Share Certificate (1)

4.3	Form of Senior Debt Securities Indenture (3)

4.4	Form of Subordinated Debt Securities Indenture (3)

4.5	Form of Warrant Agreement (1)

4.6	Form of Purchase Contract (1)

4.7	Form of Unit Agreement (1)

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company (3)

8.1	Opinion of Seward & Kissel LLP with respect to certain tax matters (3)

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1) (3)

23.2	Consent of Independent Registered Public Accounting Firm (3)

23.3	Consent of Drewry Shipping Consultants Ltd. (3)

24.1	Power of Attorney (contained in signature page)

25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)

25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)

(1)	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.
(2)	Filed as Exhibit 4.1 to the Company’s Amended Registration Statement on Form F-1/A (Amendment No. 1) (File No. 333-164940) on March 10, 2010.
(3)	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Scorpio Tankers Inc. (Registrant)

Date: May 6, 2014	By:	/s/ Brian Lee
	Name:	Brian Lee
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lawrence Rutkowski, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emanuele A. Lauro Emanuele A. Lauro	Chairman & Chief Executive Officer (Principal Executive Officer)	May 6, 2014

/s/ Brian Lee Brian Lee	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	May 6, 2014

/s/ Robert Bugbee Robert Bugbee	President & Director	May 6, 2014

/s/ Cameron Mackey Cameron Mackey	Chief Operating Officer and Director	May 6, 2014

/s/ Alexandre Albertini Alexandre Albertini	Director	May 6, 2014

/s/ Ademaro Lanzara Ademaro Lanzara	Director	May 6, 2014

/s/ Donald C. Trauscht Donald C. Trauscht	Director	May 6, 2014

/s/ Marianne Økland Marianne Økland	Director	May 6, 2014

/s/ Jose Tarruella Jose Tarruella	Director	May 6, 2014